Terra Systems
Stock Issuance with a Call Option-Vesting Schedule
"September 30, 2000"

                                                                  Fair
                                               Vesting  Purchase Value of  Deferred
                                  Grant Date    Date     Price    Stock  Compensation  31-Dec-97 31-Dec-98  31-Dec-99
                                  ----------  ---------  ------  ------ ------------ ---------  ----------  ---------
Employee Issuances For
 Services                                                            3
1997 Issuances
Mark Philbrick              2,500  01-May-97  01-May-98  $0.001  $1.00    2,497.50    1,498.50      792.00     207.00
Mark Philbrick              2,500  01-May-97  01-May-99  $0.001  $1.00    2,497.50    1,498.50      792.00     207.00
Brett Cornaby               2,500  01-May-97  01-May-98  $0.001  $1.00    2,497.50    1,498.50      792.00     207.00
Brett Cornaby               2,500  01-May-97  01-May-99  $0.001  $1.00    2,497.50    1,498.50      792.00     207.00
Stephan Grmelin             2,500  01-May-97  01-May-98  $0.001  $1.00    2,497.50    1,498.50      792.00     207.00
Stephan Grmelin             2,500  01-May-97  01-May-99  $0.001  $1.00    2,497.50    1,498.50      792.00     207.00
Phillip Harmon              3,250  01-May-97  01-May-98  $0.001  $1.00    3,246.75    1,948.05    1,029.60     269.10
Phillip Harmon              3,250  01-May-97  01-May-99  $0.001  $1.00    3,246.75    1,948.05    1,029.60     269.10
R B Harmon                  2,500  01-May-97  01-May-98  $0.001  $1.00    2,497.50    1,498.50      792.00     207.00
R B Harmon                  2,500  01-May-97  01-May-99  $0.001  $1.00    2,497.50    1,498.50      792.00     207.00
Chris Harris                3,250  01-May-97  01-May-98  $0.001  $1.00    3,246.75    1,948.05    1,029.60     269.10
Chris Harris                3,250  01-May-97  01-May-99  $0.001  $1.00    3,246.75    1,948.05    1,029.60     269.10
Tony Hettich                2,500  01-May-97  01-May-98  $0.001  $1.00    2,497.50    1,498.50      792.00     207.00
Tony Hettich                2,500  01-May-97  01-May-99  $0.001  $1.00    2,497.50    1,498.50      792.00     207.00
Michelle Hochhalter         2,500  01-May-97  01-May-98  $0.001  $1.00    2,497.50    1,498.50      792.00     207.00
Michelle Hochhalter         2,500  01-May-97  01-May-99  $0.001  $1.00    2,497.50    1,498.50      792.00     207.00
Glen Miner                    500  01-May-97  01-May-98  $0.001  $1.00      499.50      299.70      158.40      41.40
Glen Miner                    500  01-May-97  01-May-99  $0.001  $1.00      499.50      299.70      158.40      41.40
Ao Pauga                    2,500  01-May-97  01-May-98  $0.001  $1.00    2,497.50    1,498.50      792.00     207.00
Ao Pauga                    2,500  01-May-97  01-May-99  $0.001  $1.00    2,497.50    1,498.50      792.00     207.00
Jim Prince                  5,000  01-May-97  01-May-98  $0.001  $1.00    4,995.00    2,997.00    1,584.00     414.00
Jim Prince                  5,000  01-May-97  01-May-99  $0.001  $1.00    4,995.00    2,997.00    1,584.00     414.00
Dave Philbrick              2,500  01-May-97  01-May-98  $0.001  $1.00    2,497.50    1,498.50      792.00     207.00
Dave Philbrick              2,500  01-May-97  01-May-99  $0.001  $1.00    2,497.50    1,498.50      792.00     207.00
Wyatt Wall                  2,500  01-May-97  01-May-98  $0.001  $1.00    2,497.50    1,498.50      792.00     207.00
Wyatt Wall                  2,500  01-May-97  01-May-99  $0.001  $1.00    2,497.50    1,498.50      792.00     207.00
Kathy Synergarrd            2,500  01-May-97  01-May-98  $0.001  $1.00    2,497.50    1,498.50      792.00     207.00
Kathy Synergarrd            2,500  01-May-97  01-May-99  $0.001  $1.00    2,497.50    1,498.50      792.00     207.00
Betty Jean Wilcken            500  01-May-97  01-May-98  $0.001  $1.00      499.50      299.70      158.40      41.40
Betty Jean Wilcken            500  01-May-97  01-May-99  $0.001  $1.00      499.50      299.70      158.40      42.40
                          -------                                       ----------  ----------  ----------  ---------
Totals- 1997 Issuances     75,000                                        74,925.00   44,955.00   23,760.00   6,210.00

1998 Issuances
Jim Prince                 50,000  31-Mar-98  31-Mar-98  $0.001  $1.13   56,250.00               56,250.00        0.00
Jim Prince                 50,000  31-Mar-98  31-Mar-99  $0.001  $1.13   56,250.00               42,392.78   13,857.22
Jim Prince  1              50,000  31-Mar-98  31-Mar-00  $0.001  $1.13   56,250.00               21,192.27  -21,142.27
Jim Prince  1              50,000  31-Mar-98  31-Mar-01  $0.001  $1.13   56,250.00               14,151.28  -14,101.28
Christopher B. Harris      50,000  31-Mar-98  31-Mar-98  $0.001  $1.13   56,250.00               56,250.00        0.00
Christopher B. Harris      50,000  31-Mar-98  31-Mar-99  $0.001  $1.13   56,250.00               42,392.78   13,857.22
Christopher B. Harris 2    50,000  31-Mar-98  31-May-00  $0.001  $1.13   56,250.00               19,563.89   25,900.25
                          -------                                       ----------              ----------  ----------
Totals- 1998 Issuances    350,000                                       393,750.00              252,193.00   18,371.14

1999 Issuances
Michelle Hochhalter        10,000  30-Sep-99  30-Sep-01  $0.001  $0.97    9,660.00                            1,207.50
Michelle Hochhalter        10,000  30-Sep-99  30-Sep-02  $0.001  $0.97    9,660.00                              805.00
Totals- 1999 Issuances     20,000                                        19,320.00                    0.00    2,012.50
                          -------                                       ----------
Total Issuances to
 Employees                445,000                                       487,995      44,955.00  275,953.00   26,593.64
                                                                        ===========  =========  ==========  ==========

                                                            Deferred Compensation       29,970  147,767      28,093


        1 During the year ended December 31, 1999, 100,000 shares were forfeited due to the termination of employment. The compensation expense previously recognized was reversed.

        2 During the nine months ended September 30, 2000, 50,000 shares were forfeited due to missed performance agreements. The compensation expense previously recognized was reversed.

        3 The fair value of shares issued to employees is the fair value on the date of issuance.

Terra Systems
Stock Issuance with a Call Option-Vesting Schedule
September 30, 2000 (Continued)


                            30-Sep-00   31-Dec-00   31-Dec-01  31-Dec-02
                           ----------  ----------   ---------  ---------
1998 Issuances
Jim Prince                       0.00        0.00        0.00
Jim Prince                       0.00        0.00        0.00
Jim Prince  1                    0.00        0.00        0.00
Jim Prince  1                    0.00        0.00        0.00
Christopher B. Harris            0.00        0.00        0.00       0.00
Christopher B. Harris            0.00        0.00        0.00
Christopher B. Harris 2    -45,414.14        0.00        0.00
                          -----------  ----------  ----------
Totals- 1998 Issuances     -45,414.14        0.00        0.00       0.00

1999 Issuances
Michelle Hochhalter   1      3,622.50    1,207.50    3,622.50
Michelle Hochhalter          2,415.00      805.00    3,220.00   2,415.00
Totals- 1999 Issuances       6,037.50    2,012.50    6,842.50   2,415.00
                          -----------  ----------  ----------  ---------
Total Issuances to
 Employees                 -39,376.64    2,012.50    6,842.50   2,415.00
                          ===========  ==========  ==========  =========

Deferred Compensation       11,270       9,258       2,415

        1 During the year ended December 31, 1999, 100,000 shares were forfeited due to the termination of employment. The compensation expense previously recognized was reversed.

        2 During the nine months ended September 30, 2000, 50,000 shares were forfeited due to missed performance agreements. The compensation expense previously recognized was reversed.

        3 The fair value of shares issued to employees is the fair value on the date of issuance.